UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 24, 2008

OMNIRELIANT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-51599	54-2153837
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

14375 Myerlake Circle
Clearwater, FL 33760
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (813) 885-5998

Copies to:
Darrin Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 24, 2008, OmniComm Studios, LLC, a Florida limited liability company (“OmniComm”) and majority owned subsidiary of OmniReliant Holdings, Inc. (the “Company”), entered into an Assignment of Purchase and Sale Agreement (the “Agreement”) with Mr. Frankie “Buddy” Winsett and Mr. Vince Vellarida (collectively the “Assignors”), pursuant to which the Assignors assigned all rights title and interest to that certain purchase agreement dated April 22, 2008, by and between Assignors and Daktronics, Inc. (the “Purchase Agreement”). A form of the Agreement is attached hereto as Exhibit 99.1 and the Purchase Agreement dated April 22, 2008 is attached hereto as Exhibit 99.2.

Under the Agreement, OmniComm, for a purchase price of Ten Dollars ($10.00) was assigned all right, title and interest in the Purchase Agreement, including all rights to the Deposit (as defined in the Purchase Agreement which is currently in the amount of $115,000.00). OmniComm shall assume all of Assignor's obligations as the Buyer (as defined in the Purchase Agreement) under the Purchase Agreement, including, without limitation, payment in full of the purchase price which is in the amount of $2,695,000 and all of Buyer's closing expenses thereunder pursuant to the terms of the Purchase Agreement.

Pursuant to the Purchase Agreement, Assignors as the Buyer, entered into the Purchase Agreement to purchase a portion of Lot 10 in RUBIN ICOT CENTER located in Pinellas County, Florida, as more particularly described in the Purchase Agreement. Under the Agreement all rights, title and interest to the portion of Lot 10 purchased under the Purchase Agreement are now owned by OmniComm.

OmniReliant Holdings, Inc. has also relocated its corporate headquarters to the new purchased area. The new address for OmniReliant will be 14375 Myerlake Circle, Clearwater, FL 33760.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Form of Assignment of Purchase and Sale Agreement

99.2	Purchase and Sale Agreement dated April 22, 2008 by and between Mr. Frankie “Buddy” Winsett and Mr. Vince Vellarida and Daktronics, Inc.

99.3	Press Release of Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OmniReliant Holdings, Inc.

/s/ Paul Morrison
Date: July 28, 2008	Paul Morrison
Chief Executive Officer